Exhibit 10.1

loan AND SECURITY AGREEMENT

This Loan and Security Agreement, dated as of February 6, 2109, is between CVI Investments, Inc. (the “Lender”), and Yulong Eco-Materials Limited, a Cayman Islands corporation (the “Borrower”).

1.	lOAN amount and terms

1.1	Loan Amount.

Subject to the terms and conditions stated in this Agreement, on the date of this Agreement (the “Closing Date”) the Borrower agrees to rescind the issuance to the Lender of (a) 500,000 shares of common stock of the Borrower (“Shares”) and Common Stock Purchase Warrants to purchase up to 1,000,000 shares of common stock of the Borrower held by the Lender to the Borrower (“Warrants”). On the Closing Date the Lender will surrender to the Borrower the Shares and Warrants and the Borrower shall issue to the Lender a promissory note (the “Note”) in the amount of $2,500,000, which Note shall be in the form of Exhibit A attached hereto.

1.2	Repayment Terms.

(a)	The Borrower will repay in full any principal, interest or other charges outstanding under the Note on the earliest of (i) February 28, 2020 and (ii) the date on which the Lender exercises its remedies under Article 7 (the “Maturity Date”).

(b)	The Borrower may prepay in full or in part at any time prior to the Maturity Date the principal balance of the Note. Each prepayment of the principal balance of the Note, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid.

1.3	Interest Rate.

No interest rate is applicable to the outstanding principal amount of the Note.

2.	Loan administration

2.1	Collection of Payments.

(a)	All payments required to be made by the Borrower to the Lender hereunder will be made in lawful currency of the United States of America in immediately available funds by wire transfer to the account designated to the Borrower in writing by the Lender.

(b)	Each payment by the Borrower hereunder will be evidenced by records kept by the Lender which will, absent manifest error, be conclusively presumed to be correct and accurate and constitute an account stated between the Borrower and the Lender.

2.2	Business Days.

Unless otherwise provided in this Agreement, a business day is a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close, or are in fact closed, in the State of New York. All payments and disbursements which would be due or which are received on a day which is not a business day will be due or applied, as applicable, on the next business day.

3.	conditions

On the Closing Date, the Borrower shall provide the following:

3.1	Perfection and Evidence of Priority.

Evidence that the security interests and liens granted hereunder in favor of the Lender are valid, enforceable, properly perfected in a manner acceptable to the Lender and prior to all others’ rights and interests as of the date hereof.

3.2	Note.

Duly executed Promissory Note.

3.3	Guarantee.

4.	representations and warranties

When the Borrower signs this Agreement, the Borrower makes the following representations and warranties:

4.1	Organization and Authority.

The Borrower is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Borrower is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in the jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary. The Borrower has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and all related agreements to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and all related agreements to which it is a party by the Borrower and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Borrower and no further action is required by the Borrower or its board of directors or the Borrower’s stockholders in connection therewith.

4.2	Enforceable Agreement.

This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any agreement required hereunder to which it is a party, when executed and delivered, will be similarly legal, valid, binding and enforceable. No consent, approval, authorization or permit is required to be obtained by the Borrower in connection with the execution, delivery and performance by the Borrower of its obligations hereunder and under each other agreement delivered by the Borrower to the Lender pursuant hereto.

4.3	Collateral.

The Borrower has good and marketable title to, and is the sole and exclusive legal and beneficial owner of, the Collateral (defined below), free and clear of any setoff, claim, restriction, pledge, lien, security interest, encumbrance or other charge of any type, except the security interest created hereunder and subject to the provisions of Section 6.2.

5.	covenants

The Borrower agrees, until the Lender is repaid in full:

5.1	Notices to Lender.

To notify the Lender promptly in writing of:

(a)	Any lawsuit related to the Collateral in which the claim for damages exceeds Five Hundred Thousand Dollars ($500,000) against the Borrower.

(b)	Any change in the Borrower’s name.

(c)	Any transfer or disposition of the Collateral, unless, as a condition thereto, the acquiror of the Collateral agrees to assume the obligations of the Borrower under the Note.

5.2	Perfection of Liens.

To help the Lender perfect and protect its security interests in the Collateral and liens hereunder.

5.3	Collateral.

Subject to the provisions of Section 6.2, Borrower shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to the Lender. Subject to the provisions of Section 6.2, Borrower shall keep the Collateral free from all other claims, restrictions, encumbrances, security interests, pledges, liens, demands or charges of any type, except the security interest hereby created.

5.4	Cooperation.

To take any action reasonably requested by the Lender to carry out the intent of this Agreement and all related agreements.

5.5	Right to Exchange Note. As a condition to the transfer of the Sapphire (as defined below) from the Borrower, the Borrower shall require the transferee thereof to grant to the Lender the right, in its sole discretion, to exchange all or any of the principal amount of the Note into equity of the acquiror of the Sapphire on the same terms and valuation as the terms of the transfer of the Sapphire to such acquiror. This obligation shall continue with the Sapphire through all transfers until such time that the obligations of the Note are paid in full.

5.6	Mandatory Redemption. Upon any repayment by Ridgeway Mitchell Smith of that certain note obligation payable to Millennium Enterprises, LLC, a subsidiary of the Borrower, within 2 business days the Borrower shall use 100% of such redemption toward the repayment of the Note.

6.	SECURITY INTEREST

6.1	Grant of Security Interest.

The Borrower hereby assigns and grants to the Lender a lien and security interest in the Millennium Sapphire (“Sapphire”), as listed and described on Exhibit B hereto (including, without limitation, all income, benefits and property receivable, received or distributed which results from the Sapphire, and insurance distributions of any kind related to the Sapphire, including, without limitation, returned premiums, interest, premium and principal payments); and (ii) all documents, accounts and chattel paper, whether now existing or hereafter arising directly or indirectly from or related to the Sapphire, together with all books, data and records pertaining to the Sapphire (the “Books and Records”), whether in the form of a writing, photograph, microfilm or electronic media, including but not limited to any computer-readable memory and any computer software necessary to process such memory (all of the foregoing being, collectively, the “Collateral”).

6.2	Certain Covenants Regarding the Collateral.

The Borrower agrees with regard to the Collateral, unless the Lender agrees otherwise in writing: (i) that the Lender is authorized to file financing statements in the name of the Borrower to perfect the Lender’s security interest in the Collateral; (ii) that the Lender is authorized to notify any buyers of the Collateral of the Lender’s interest in the Collateral, (iii) where applicable, to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use and control of the Collateral, and not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried; (iv) to pay when due all license fees, registration fees and other charges in connection with the Collateral; (v) not to permit any lien on the Collateral; (vi) not to sell, hypothecate or dispose of, nor permit the transfer by operation of law of, any Collateral or any interest in the Collateral; (vii) to keep, in accordance with generally accepted accounting principles, complete and accurate Books and Records regarding all the Collateral, and to permit the Lender to inspect the same and make copies at any time during regular business hours; and (viii) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all the Collateral and, as appropriate and applicable, to keep all the Sapphire in good and saleable condition, to deal with the Sapphire in accordance with the standards and practices adhered to generally by holders of like property.

The Borrower will maintain and keep in force all risk insurance covering the Collateral against fire, theft, liability and extended coverages (including without limitation flood, windstorm coverage and hurricane coverage as applicable), to the extent that any Collateral is of a type which can be so insured. Upon the request of the Lender, the Borrower will deliver to the Lender a copy of each insurance policy, or, if permitted by the Lender, a certificate of insurance listing all insurance in force.

The Borrower will not attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof unless the Borrower first obtains the written consent of any owner, holder of any lien on the real property or fixture, or other person having an interest in such property to the removal by the Lender of the Collateral from such real property or fixture. Such written consent shall be in form and substance acceptable to the Lender and shall provide that the Lender has no liability to such owner, holder of any lien, or any other person.

7.	DEFAULT AND REMEDIES

7.1	Events of Default.

If any of the following events specified in Sections 7.2 through 7.11 occurs (each an “Event of Default”), the Lender may do one or more of the following:

(a) Declare the Borrower in default and require the Borrower to repay its entire debt hereunder immediately and without prior notice.

(b) Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law.

(c) Give notice to others of the Lender’s rights in the Collateral, to enforce or forebear from enforcing the same and make extension and modification agreements.

(d) Demand and collect any payments on and proceeds of the Collateral.

(e) Exercise all rights, powers and remedies which the Borrower would have, but for this Agreement, with respect to all Collateral.

(f) Exercise any other remedies available to the Lender at law or in equity.

In addition, if any Event of Default occurs, the Lender shall have all rights, powers and remedies available under any instruments and agreements required by or executed in connection with this Agreement. If an event of default occurs under the paragraph entitled “Bankruptcy/Receivers,” below, with respect to the Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.

7.2	Failure to Pay.

The Borrower fails to make a payment of principal, interest, or other sum under this Agreement within five (5) business days of when due.

7.3	Covenants.

Any default in the performance of or compliance with any obligation, agreement or other provision contained in this Agreement (other than those specifically described as an Event of Default in this Article), and the continuance of any such default for a period of thirty (30) days after Lender notifies the Borrower thereof.

7.4	Other Agreements.

Any default occurs under any guaranty, subordination agreement, security agreement, pledge agreement or other document required by or delivered in connection with this Agreement or any such document is no longer in effect and the continuance of any such default for a period of thirty (30) days after Lender notifies the Borrower thereof.

7.5	False Information.

The Borrower has given the Lender materially false or misleading information or representations.

7.7	Bankruptcy/Receivers.

The Borrower files a bankruptcy petition, a bankruptcy petition is filed against the Borrower and such petition is not dismissed within a period of ninety (90) days after the filing, or the Borrower makes a general assignment for the benefit of creditors; or a receiver or similar official is appointed for a substantial portion of Borrower’s business that is not dismissed within a period of ninety (90) days after such appointment; or the Borrower’s business is terminated.

7.8	Judgments.

Any notice of judgment lien is filed against the Borrower; or a notice of levy and/or of a writ of attachment or execution, or other like process, is served against the assets of the Borrower in an aggregate amount of $1,000,000 or more.

7.9	Material Adverse Change.

A material adverse change occurs, or is reasonably likely to occur, in the Borrower’s business condition (financial or otherwise), operations, properties or prospects, or ability to repay the Note.

7.10	Lien Priority.

Except as provided in Section 6.2, the Lender fails to have an enforceable first lien on and security interest in the Collateral.

8.	ENFORCING THIS AGREEMENT; MISCELLANEOUS

8.1	Governing Law.

This Agreement shall be governed and interpreted according to the laws of the State of New York (the “Governing Law State”), without regard to any choice of law, rules or principles to the contrary.

8.2	Venue and Jurisdiction.

The Borrower and Lender agree that any action or suit arising out of or relating to this Agreement shall be filed in federal court or state court located in the Governing Law State. The Borrower and Lender consent to personal jurisdiction and venue in the Governing Law State and waive any right to contest jurisdiction and venue and the convenience of any such forum.

8.3	Successors and Assigns.

This Agreement is binding on the Borrower’s successors and assigns and on the Lender’s successors and assigns. Neither party may assign this Agreement without the other’s prior consent.

8.4	Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER DOCUMENTS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND (c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.

8.5	Severability; Waivers.

If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Lender retains all rights, even if it makes a loan after default. If the Lender waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

8.6	Expenses.

(a)	The Borrower shall pay to the Lender all reasonable attorneys’ fees, expended or incurred by the Lender, in connection with the negotiation and preparation of this Agreement and any related agreements.

(b)	The Borrower will indemnify and hold the Lender harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (i) this Agreement or any document required hereunder, (ii) any credit extended or committed by the Lender to the Borrower hereunder, (iii) the Borrower’s business and operations or any governmental or non-governmental investigation into or action arising out of the business of the Borrower, and (iv) any litigation or proceeding related to or arising out of this Agreement, any such document, or any such credit, including, without limitation, any act resulting from the Lender complying with instructions the Lender reasonably believes are made by any Authorized Individual; provided that the foregoing indemnity shall not include any actions of the Lender constituting gross negligence, bad faith or willful misconduct. This paragraph will survive this Agreement’s termination, and will benefit the Lender and its officers, employees, and agents..

8.7	One Agreement.

This Agreement and any related security or other agreements required by this Agreement constitute the entire agreement between the Borrower and the Lender with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

8.8	Notices.

Unless otherwise provided in this Agreement or in another agreement between the Lender and the Borrower, all notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Agreement, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as the Lender and the Borrower may specify from time to time in writing. Notices and other communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise, when delivered.

8.9	Amendments.

This Agreement may only be amended by a writing signed by the parties hereto.

8.10	Headings.

Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

8.11	Counterparts.

This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

8.12	Limitation of Interest and Other Charges.

If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by the Lender as compensation for fees, services or expenses incidental to the making, negotiating or collection of the loan evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by the Lender to the Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date.

[Reminder of page intentionally left blank]

The parties executed this Agreement as of the date stated at the top of the first page.

CVI INVESTMENTS, INC.

By:
Martin Kobinger, Investment Manager

YULONG ECO-MATERIALS LIMITED

By:
Name: Daniel McKinney, CEO

Address where notices to the Lender are to be sent:

With a copy to (which shall not constitute notice):

Address where notices to the Borrower are to be sent:

Exhibit A

(Form of Promissory Note)

Exhibit B

12.3 kilogram carved natural blue sapphire known as the Millenium Sapphire